Price Waterhouse LLP
          2001 Ross Avenue, Suite 1800
          Dallas, Texas 75201-2997
          (214) 754-7900



          May 15, 1995

          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549

          Gentlemen:

                                Polyphase Corporation

          We have read Item 4 of Polyphase Corporation's Form 8-K dated May 8, 1995 and are in agreement with the statements contained therein.

          Yours very truly,

          /s/  Price Waterhouse LLP


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